  As filed with the Securities and Exchange Commission on December 23, 1994
                                                Registration No. 33-56683

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------
                            STERLING SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)
  Delaware                                                  75-1873956
  (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                         Identification No.)
                         8080 North Central Expressway
                                  Suite 1100
                              Dallas, Texas 75206
                                (214) 891-8600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------


       JEANNETTE P. MEIER, ESQ.                      With a copy to:
       Executive Vice President,              CHARLES D. MAGUIRE, JR., ESQ.
     Secretary and General Counsel               Jackson & Walker, L.L.P.
        Sterling Software, Inc.                      901 Main Street
     8080 North Central Expressway                      Suite 6000
              Suite 1100                           Dallas, Texas 75202
          Dallas, Texas 75206                         (214) 953-5850
            (214) 891-8685

 (Name, address, including zip code, and
  telephone number, including area code,
         of agent for service)
                                ----------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]


                               ----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     Pursuant to Rule 429, this Registration Statement contains a combined prospectus relating to this Registration Statement, Registration Statement No. 33-48553 and Registration Statement No. 33-53831.

PROSPECTUS

                               4,610,000 Shares

                            STERLING SOFTWARE, INC.

                                 Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling" or the "Company") of up to 4,610,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options (the "Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Company's 1992 Non-Statutory Stock Option Plan (as amended, the "Plan"). This Prospectus also relates to the offer and sale of up to 4,610,000 Shares by certain stockholders (the "Selling Stockholders") who will acquire such Shares upon the exercise of Options.

     The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, Selling Stockholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On December 21, 1994, the closing price of the Common Stock on the NYSE was $34.50. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $28,300.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

               The date of this Prospectus is __________, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number at such address is (214) 891-8600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1994;

     (ii) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (iii) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (iv) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 30, 1994, filed December 15, 1994; and

     (vi) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-108465), filed March 7, 1990.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100,

Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the Shares offered hereby, except for proceeds from the exercise of the Options. The proceeds received by the Company upon exercise of the Options will be used for general corporate purposes, including, but not limited to, operating and working capital requirements.


                             SELLING STOCKHOLDERS

     This Prospectus covers the purchase from the Company of up to 4,610,000 Shares in the aggregate, by the holders of the Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares to be acquired by certain holders of Options upon the exercise thereof.

     The Board of Directors of the Company (the "Board") or a Stock Option Committee appointed by the Board, subject to the provisions of the Plan, will determine from time to time (i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option and (iii) the purchase price of Common Stock subject to each Option, which may be equal to, less than or greater than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board, the Plan will terminate on March 31, 2002, and no Options may be granted pursuant to the Plan after such date.

     The table below sets forth information concerning the Common Stock owned by the following Selling Stockholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted herein:

                                                 COMMON STOCK
                                                  OFFERED FOR
                              OWNERSHIP OF          SELLING              AMOUNT AND
                              COMMON STOCK       STOCKHOLDERS'           PERCENTAGE
                                PRIOR TO         ACCOUNT UPON         OF CLASS OF AFTER
NAME                          OFFERING /(1)/        EXERCISE            OFFERING /(2)/
- ----                          --------------        --------            --------------
Richard Connelly                31,313 /(3)/         3,688             27,625 /(3)/ /(*)/
George H. Ellis                352,500 /(4)/        80,000            272,500 /(4)/ /(*)/
Greenbriar Limited             500,000             500,000                -0- /(*)/
Albert K. Hoover                28,738 /(5)/        16,250             12,488 /(5)/ /(*)/
James E. Jenkins, Jr.           27,650 /(6)/        12,875             14,775 /(6)/ /(*)/
M. Gene Konopik                173,812 /(7)/        51,950            121,862 /(7)/ /(*)/
Jeannette P. Meier             267,950 /(8)/        48,800            219,150 /(8)/ /(*)/

Donald R. Miller, Jr.           40,000                 40,000             -0- /(*)/
William D. Plumb               225,050 /(9)/          195,800          29,250 /(9)/ /(*)/
Quayle Limited                 333,000                333,000             -0- /(*)/
Sarnia Investments             167,000                167,000             -0- /(*)/
Limited
A. Maria Smith                 225,000 /(10)/          60,000         165,000 /(10)/ /(*)/
Clive A. Smith                 224,963 /(11)/          53,113         171,850 /(11)/ /(*)/
Geno P. Tolari                 250,000 /(12)/         100,000         150,000 /(12)/ /(*)/
Anne Vahala                     70,000 /(13)/          28,250          41,750 /(13)//(*)/
Sterling L. Williams         1,454,000 /(14)/         625,000         829,000 /(14)/
                                                                        (3.6%)
Charles J. Wyly, Jr.         1,413,590 /(15)/         150,000       1,263,590 /(15)/
                                                                        (5.5%)
Sam Wyly                     1,795,954 /(16)/         700,000       1,095,954 /(16)/
                                                                        (4.7%)

______________
/(*)/  Indicates shares held are less than 1% of class.

/(1)/ Based on ownership as of December 1, 1994. Includes Shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(2)/ Based on 20,655,332 shares of Common Stock outstanding as of October 31, 1994. Assumes the exercise of all Options granted under the Plan, the exercise of which is covered by this Prospectus, and the sale of the Shares acquired thereby.
/(3)/ Includes 27,625 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(4)/ Includes 272,500 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
/(5)/ Includes 12,488 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(6)/ Includes 14,775 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(7)/ Includes 108,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
/(8)/ Includes 219,150 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(9)/ Includes 28,000 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(10)/ Includes 165,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
/(11)/ Includes 171,850 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(12)/ Includes 150,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(13)/ Includes 41,750 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
/(14)/ Includes 825,000 shares purchasable pursuant to options not granted under the Plan, all of which are exercisable within 60 days of the date of this Prospectus.
/(15)/ Includes 307,016 shares directly owned by family trusts of which Charles
       J. Wyly, Jr. is trustee. Also includes 556,574 shares held of record by two limited partnerships of which Charles J. Wyly, Jr. is general partner. Also includes 400,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
/(16)/ Includes 257,342 shares directly owned by family trusts of which Sam Wyly is trustee. Also includes 438,612 shares held of record by two limited partnerships of which Sam Wyly is general partner. Also includes 400,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.

          Richard Connelly serves as Vice President and Controller of the Company. George H. Ellis serves as Executive Vice President and Chief Financial Officer of the Company. Albert

K. Hoover serves as Vice President, Assistant Secretary and Assistant General Counsel of the Company. James E. Jenkins, Jr. serves as Vice President, Tax, and Assistant Secretary of the Company. M. Gene Konopik serves as Executive Vice President of the Company. Jeannette P. Meier serves as Executive Vice President, Secretary and General Counsel of the Company. Donald R. Miller, Jr. serves as a Director of the Company. William D. Plumb serves as Executive Vice President of the Company. A. Maria Smith serves as Executive Vice President of the Company. Clive A. Smith serves as Executive Vice President of the Company. Geno P. Tolari serves as Executive Vice President of the Company. Anne Vahala serves as Vice President, Corporate Communications, of the Company. Sterling L. Williams serves as President, Chief Executive Officer and Director of the Company. Charles J. Wyly, Jr. serves as Vice Chairman of the Board. Sam Wyly serves as Chairman of the Board.

                              PLAN OF DISTRIBUTION

     The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of the Options. The Shares may be sold from time to time by any of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                    EXPERTS

     The consolidated financial statements appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the year 1992, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

No person has been authorized in
connection with the offering made hereby
to give any information or to make any
representation not contained in this
Prospectus and, if given or made, such                 4,610,000 SHARES
information or representation must not
be relied upon as having been authorized
by the Company. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any
securities to any person or by anyone in
any jurisdiction where such offer or
solicitation would be unlawful. Neither
the delivery of this Prospectus nor any                STERLING SOFTWARE,
sale made hereunder shall, under any                           INC.
circumstances, create any implication
that the information contained herein is correct as of any date subsequent to the date hereof.

       --------------------------

         TABLE OF CONTENTS
         -----------------
                                                         COMMON STOCK

                             Page
                             ----
                                                        -----------------

Available Information......     2

Incorporation of Certain
   Documents by Reference..     2
                                                            PROSPECTUS
Use of Proceeds............     4

Selling Stockholders.......     4

Plan of Distribution.......     6
                                                        -----------------
Legal Matters..............     7

Experts....................     7                        __________, 1994


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
                    -------------------------------------------

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


          Registration Fee.........................    $11,292.00
          Printing, Engraving and Filing Expenses..      6,000.00
          Accounting Fees and Expenses.............      5,000.00
          Legal Fees and Expenses..................      5,000.00
          Miscellaneous............................      1,008.00
                                                       __________
                                                        28,300.00
          Total....................................    ==========


    ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 16.  EXHIBITS.
               --------

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
 Number   Description of Exhibit
- --------  ----------------------

1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant. /(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant. /(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant. /(3)/

4.4       Restated Bylaws of the Registrant. /(4)/

4.5       Form of Common Stock Certificate. /(5)/

5         Opinion of Jackson & Walker, L.L.P. /(6)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP. /(7)/

23.2      Consent of Arthur Andersen LLP. /(7)/

23.3      Consent of Coopers & Lybrand L.L.P. /(7)/

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement). /(6)/

24        Power of Attorney. /(6)/

25        None.

26        None.

27        None.

28        None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through November 30, 1994). (6)

- ------------------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-47131 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration Statement
       No. 2-86825 on Form S-1 and incorporated herein by reference.

/(6)/ Previously filed.

/(7)/ Filed herewith.

     ITEM 17.  UNDERTAKINGS.
               ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 22nd day of December, 1994.



                                       STERLING SOFTWARE, INC.



                                       By: /s/ George H. Ellis
                                          -----------------------------------
                                           Name: George H. Ellis
                                                -----------------------------
                                           Title: Executive Vice President
                                                 ----------------------------
                                                  and Chief Financial Officer
                                                 ----------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                       Title                     Date
        ----------                       -----                     ----
                                   President, Chief
  STERLING L. WILLIAMS*            Executive Officer
- ------------------------             and Director           December 22, 1994
  Sterling L. Williams       (Principal Executive Officer)


                               Executive Vice President
    GEORGE H. ELLIS*                  and Chief
- ------------------------           Financial Officer        December 22, 1994
    George H. Ellis            (Principal Financial and
                                 Accounting Officer)


        SAM WYLY*                   Chairman of the
- ------------------------          Board of Directors        December 22, 1994
        Sam Wyly


  CHARLES J. WYLY, JR.*          Vice Chairman of the
- ------------------------          Board of Directors        December 22, 1994
  Charles J. Wyly, Jr.


      EVAN A. WYLY*                    Director
- ------------------------                                    December 22, 1994
      Evan A. Wyly


   MICHAEL C. FRENCH*                  Director
- ------------------------                                    December 22, 1994
   Michael C. French


  ROBERT J. DONACHIE*            Chairman of the Audit
- ------------------------        Committee and Director      December 22, 1994
   Robert J. Donachie


    PHILLIP A. MOORE*               Executive Vice
- ------------------------              President,            December 22, 1994
    Phillip A. Moore            Technology and Director


   ROBERT E. COOK*                     Director
- ------------------------                                    December 22, 1994
     Robert E. Cook


  DONALD R. MILLER, JR.*               Director
- ------------------------                                    December 22, 1994
 Donald R. Miller, Jr.


*By: /s/George H. Ellis
    --------------------
      Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
- ------    ----------------------

1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant. /(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant. /(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant. /(3)/

4.4       Restated Bylaws of the Registrant. /(4)/

4.5       Form of Common Stock Certificate. /(5)/

5         Opinion of Jackson & Walker, L.L.P. /(6)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP. /(7)/

23.2      Consent of Arthur Andersen LLP. /(7)/

23.3      Consent of Coopers & Lybrand L.L.P. /(7)/

23.4 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement). /(6)/

24        Power of Attorney. /(6)/

25        None.

26        None.

27        None.

28        None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through November 30, 1994). /(6)/
- ------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-47131 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(6)/ Previously filed.

/(7)/ Filed herewith.